EXHIBIT 99.1

NEWS RELEASE
SanDisk Corporation
951 SanDisk Drive
Milpitas, CA 95035-7932
Phone: 408-801-1000

SanDisk Announces Fourth Quarter and Fiscal 2015 Results

MILPITAS, Calif., January 27, 2016 - SanDisk Corporation (NASDAQ: SNDK), a global leader in flash storage solutions, today announced results for the fourth quarter and fiscal 2015 ended January 3, 2016. Fourth quarter revenue of $1.54 billion decreased 11 percent on a year-over-year basis and increased 6 percent sequentially. Annual revenue for 2015 was $5.56 billion, a decrease of 16 percent from 2014.

On a GAAP(1) basis, fourth quarter net income was $135 million, or $0.65 per share, compared to net income of $202 million, or $0.86 per share, in the fourth quarter of 2014 and net income of $133 million, or $0.65 per share, in the third quarter of 2015. Annual net income for 2015 was $388 million, or $1.82 per share, compared to $1.01 billion, or $4.23 per share, in 2014.

On a non-GAAP(2)(3) basis, fourth quarter net income was $257 million, or $1.26 per share, compared to net income of $294 million, or $1.30 per share, in the fourth quarter of 2014 and net income of $223 million, or $1.09 per share, in the third quarter of 2015. Annual net income for 2015 was $750 million, or $3.61 per share, compared to $1.29 billion, or $5.60 per share, in 2014. For a reconciliation of non-GAAP to GAAP results, see accompanying financial tables and footnotes.

“I am pleased to report an excellent fourth quarter finish to 2015 driven by strong performance in enterprise and retail,” said Sanjay Mehrotra, president and chief executive officer, SanDisk. “We made substantial progress in the second half of 2015 in reinvigorating our portfolio, improving our product execution and expanding our customer engagements. We also achieved an important milestone in beginning our multi-year conversion to 3D NAND, with first retail product shipments and initial OEM customer sampling in the fourth quarter.”

QUARTERLY KEY FINANCIAL RESULTS

	GAAP (1)			Non-GAAP (2)
(in millions, except percentages and per share amounts)	Q4’15	Q4’14	Q3’15	Q4’15	Q4’14	Q3’15
Revenue	$1,543	$1,735	$1,452	$1,543	$1,735	$1,452
Gross profit	$625	$740	$603	$658	$780	$637
percent of revenue	41%	43%	42%	43%	45%	44%
Operating income	$218	$328	$237	$333	$419	$321
percent of revenue	14%	19%	16%	22%	24%	22%
EPS (3)	$0.65	$0.86	$0.65	$1.26	$1.30	$1.09

ANNUAL KEY FINANCIAL RESULTS

	GAAP (1)		Non-GAAP (2)
(in millions, except percentages and per share amounts)	FY’15	FY’14	FY’15	FY’14
Revenue	$5,565	$6,628	$5,565	$6,628
Gross profit	$2,257	$3,068	$2,388	$3,191
percent of revenue	41%	46%	43%	48%
Operating income	$617	$1,558	$1,043	$1,848
percent of revenue	11%	24%	19%	28%
EPS (3)	$1.82	$4.23	$3.61	$5.60

OTHER FINANCIAL INFORMATION

(in millions)	Q4’15	Q4’14	Q3’15
Cash, cash equivalents, short and long-term marketable securities	$4,123	$5,023	$3,875
Less aggregate principal amount of convertible senior notes outstanding	(2,497)	(2,497)	(2,497)
Net cash (4)	$1,626	$2,526	$1,378
Net cash provided by operating activities	$434	$488	$275
Less acquisition of property and equipment, net	(131)	(67)	(89)
Change in investment and notes receivable activity with Flash Ventures	(27)	55	(16)
Free cash flow (5)	$276	$476	$171

NEWS HIGHLIGHTS

•	SanDisk announced two ecosystem partnerships that leverage the SanDisk InfiniFlash™ System; one with Super Micro Computer, Inc. and Nexenta Systems, Inc. and another with Quanta Cloud Technology.

•
At the Las Vegas Consumer Electronics Show (CES), SanDisk launched the SanDisk X400® client SSD, a 15-nanometer X3-based SSD which is the world’s thinnest one-terabyte M.2 SSD and the industry’s first single-sided one-terabyte SATA M.2 form factor with a mere 1.5mm height.

•
Also at CES, SanDisk introduced new retail products including the SanDisk Extreme® 510 Portable SSD, a high-performance “all-terrain” portable SSD which is both durable and water-resistant, as well as the 200 gigabyte (GB) SanDisk Connect™ Wireless Stick and the 128GB SanDisk Ultra® Dual USB Drive 3.0.

In light of the pending acquisition of SanDisk by Western Digital Corporation (Western Digital), SanDisk will not hold a conference call to discuss its financial results. Concurrent with this press release, SanDisk has published prepared remarks from the CEO and CFO along with earnings presentation materials on its website at www.sandisk.com/ir.

ABOUT SANDISK
SanDisk Corporation (NASDAQ: SNDK), a Fortune 500 and S&P 500 company, is a global leader in flash storage solutions. For more than 25 years, SanDisk has expanded the possibilities of storage, providing trusted and innovative products that have transformed the electronics industry. Today, SanDisk’s quality, state-of-the-art solutions are at the heart of many of the world's largest data centers, and embedded in advanced smartphones, tablets and PCs. SanDisk’s consumer products are available at hundreds of thousands of retail stores worldwide. For more information, visit www.sandisk.com.

© 2016 SanDisk Corporation. All rights reserved. SanDisk, SanDisk Ultra and SanDisk Extreme are trademarks of SanDisk Corporation, registered in the United States and other countries. InfiniFlash and SanDisk Connect are trademarks of SanDisk Corporation. Other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

This news release contains certain forward-looking statements, including those regarding industry environment, our business prospects, our intended financial, operational and strategic plans and priorities, our future financial performance and market share, our customer base, customer qualifications and product mix, technology trends and adoption, strategic relationships, and new products and technologies, that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate.

Risks that may cause these forward-looking statements to be inaccurate include, among others:

•
the announcement and pendency of our agreement to be acquired by Western Digital or the failure of our pending acquisition by Western Digital to be completed on a timely basis, or at all, or any materially burdensome conditions that may be imposed;

•
failure to effectively or efficiently execute on our financial, operational or strategic plans or priorities, which may change, may not have the effects that we anticipate or otherwise be successful on the timeline that we expect or at all or may have unanticipated consequences;

•	changes in industry supply and demand environment, and production and pricing levels being different than what we anticipate;

•	competitive pricing pressures or product mix changes, resulting in lower average selling prices, lower revenues and reduced margins;

•
excess or mismatched captive memory output, capacity or inventory, resulting in lower average selling prices, financial charges and impairments, lower gross margin or other consequences, or insufficient or mismatched captive memory output, capacity or inventory, resulting in lost revenue and growth opportunities;

•	inability to reduce product costs to keep pace with reductions in average selling prices, resulting in lower or negative product gross margin;

•
potential delays in product development or lack of customer acceptance and qualification of our solutions, including on new technologies, particularly enterprise solutions, client SSDs and embedded flash storage solutions;

•	weakness in demand in one or more of our product categories, such as embedded products or SSDs, or adverse changes in our product or customer mix;

•	failure to successfully sell enterprise solutions on the timelines or in the quantities we expect or transition our enterprise customers to our leading edge solutions;

•	failure or delays in making new products or technologies available in the manner and capacities we anticipate, whether due to technology or supply chain difficulties or other factors;

•
inability to develop, or unexpected difficulties or delays in developing or ramping with acceptable yields, new technologies, such as 3D NAND technology, or the failure of new technologies to effectively compete with those of our competitors;

•
our 15-nanometer process technology, our X3 NAND memory architecture, our 3D NAND technology or our solutions utilizing these new technologies may not be available when we expect, in the capacities that we expect or perform as expected;

•	failure to manage the risks associated with our ventures, strategic partnerships and commercial relationships, such as with Toshiba, including the risk of early termination;

•	inability to achieve the expected benefits from acquisitions and strategic relationships in a timely manner, or at all;

•	industry and technology trends not occurring in the timeline we anticipate or at all; and

•
the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our Quarterly Report on Form 10-Q for the quarter ended September 27, 2015.

All statements made in this news release are made only as of the date of this release. We undertake no obligation to update the information in this release in the event facts or circumstances change after the date of this release.

All references to annual and quarterly periods refer to our fiscal year and fiscal quarters.

Forward Looking Statements
All statements included or incorporated by reference in this document, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on SanDisk Corporation’s (“SanDisk”) current expectations, estimates and projections about its business and industry, management’s beliefs, and certain assumptions made by SanDisk and Western Digital, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, references to the anticipated benefits of the proposed merger and the expected date of closing of the merger with Western Digital’s wholly-owned subsidiary, Schrader Acquisition Corporation. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement.
Important risk factors that may cause such a difference in connection with the proposed merger include, but are not limited to, the following factors: (1) the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; (2) uncertainties as to the timing of the consummation of the merger and the ability of each party to consummate the merger; (3) risks that the proposed merger disrupts the current plans and operations of Western Digital or SanDisk; (4) the ability of Western Digital and SanDisk to retain and hire key personnel; (5) competitive responses to the proposed merger; (6) unexpected costs, charges or expenses resulting from the merger; (7) the outcome of any legal proceedings that could be instituted against Western Digital, SanDisk or their respective directors related to the merger agreement; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; (9) the inability to obtain, or delays in obtaining, cost savings and synergies from the merger; (10) delays, challenges and expenses associated with integrating the combined companies’ existing businesses and the indebtedness planned to be incurred in connection with the merger; and (11) legislative, regulatory and economic developments. These risks, as well as other risks associated with the proposed merger, are more fully discussed in the preliminary joint proxy statement/prospectus that is included in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (“SEC”) in connection with the proposed merger on December 11, 2015, as amended by Amendment No. 1 filed with the SEC on January 27, 2016. The forward-looking statements in this document speak only as of the date of the particular statement. Neither SanDisk nor Western Digital undertakes any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to SanDisk’s overall business, including those more fully described in SanDisk’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 28, 2014, and its quarterly reports filed on Form 10-Q for fiscal year 2015, and Western Digital’s overall business and financial condition, including those more fully described in Western Digital’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended July 3, 2015 and its quarterly reports filed on Form 10-Q for the current fiscal year.

Additional Information And Where To Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Western Digital filed with the SEC a Registration Statement on Form S-4 on December 11, 2015, as amended by Amendment No. 1 filed with the SEC on January 27, 2016, that included a preliminary joint proxy statement/prospectus of SanDisk and Western Digital. Each of SanDisk and Western Digital will provide the joint proxy statement/prospectus to their respective stockholders. These materials are not yet final and will be amended. SanDisk and Western Digital also plan to file other documents with the SEC regarding the proposed merger. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document which SanDisk or Western Digital may file with the SEC in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS OF SANDISK AND WESTERN DIGITAL ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. You may obtain copies of all documents filed with the SEC regarding this merger, free of charge, at the SEC’s website (www.sec.gov). In addition, copies of the documents filed with the SEC by SanDisk will be available free of charge on SanDisk’s website at http://www.sandisk.com. Copies of the documents filed with the SEC by Western Digital will be available free of charge on Western Digital’s website at http://www.westerndigital.com.

Participants in the Solicitation
SanDisk, Western Digital, and certain of their respective directors, executive officers and other members of management and employees, under SEC rules may be deemed to be participants in the solicitation of proxies from SanDisk and Western Digital stockholders in connection with the proposed merger. You can find more detailed information about SanDisk’s executive officers and directors in its definitive proxy statement filed with the SEC on April 27, 2015. You can find more detailed information about Western Digital’s executive officers and directors in its definitive proxy statement filed with the SEC on September 23, 2015. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of stockholders in connection with the proposed merger is set forth in the preliminary joint proxy statement/prospectus filed with the SEC on December 11, 2015, as amended by Amendment No. 1 filed with the SEC on January 27, 2016, by Western Digital. Additional information about SanDisk’s executive officers and directors and Western Digital’s executive officers and directors can be found in the preliminary joint proxy statement/prospectus regarding the proposed merger filed with the SEC.

(1)	GAAP represents U.S. Generally Accepted Accounting Principles.

(2)
Non-GAAP represents GAAP excluding the impact of share-based compensation, inventory step-up expense, amortization and impairment of acquisition-related intangible assets, Western Digital acquisition-related expenses, gains and losses related to the shortened duration and expected liquidation prior to their effective maturity of marketable securities due to the pending acquisition of SanDisk by Western Digital, non-cash economic interest expense associated with the convertible senior notes, non-cash change in fair value of the liability component of the convertible senior notes due to the conversion of a portion of the 1.5% Convertible Senior Notes due 2017 and related tax adjustments.

(3)	Non-GAAP diluted shares are adjusted for the impact of expensing share-based compensation and include the impact of offsetting shares from the call options related to the convertible senior notes.

(4)	Net cash is defined as cash, cash equivalents, short and long-term marketable securities, minus the aggregate principal amount of the outstanding convertible senior notes.

(5)
Free cash flow is defined as net cash provided by operating activities less (a) acquisition of property and equipment, net, and (b) net investment and notes receivables activity with Flash Ventures. Calculation of free cash flow may not agree to the sum of the components presented due to rounding.

*	1Gb=125,000,000 bits. Actual user storage may be less.

Source: SanDisk Corporation

Investor Contacts:
Jay Iyer
408-801-2067, jay.iyer@sandisk.com

Brendan Lahiff
408-801-1732, brendan.lahiff@sandisk.com

Media Contact:
Carol Kurimsky
408-801-1390, carol.kurimsky@sandisk.com
# # # # #

SanDisk Corporation
Preliminary Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three months ended		Twelve months ended
	January 3, 2016	December 28, 2014	January 3, 2016	December 28, 2014
Revenue	$1,543,150	$1,735,254	$5,564,872	$6,627,701

Cost of revenue	889,472	962,445	3,196,583	3,458,954
Amortization of acquisition-related intangible assets	28,820	33,039	111,220	100,899
Total cost of revenue	918,292	995,484	3,307,803	3,559,853
Gross profit	624,858	739,770	2,257,069	3,067,848
Operating expenses:
Research and development	230,463	226,142	883,242	852,310
Sales and marketing	92,851	111,526	387,394	383,288
General and administrative	40,549	52,104	174,142	214,902
Amortization of acquisition-related intangible assets	12,731	13,681	53,349	26,423
Impairment of acquisition-related intangible assets	—	—	61,000	—
Restructuring and other	2,090	8,007	53,252	32,991
Western Digital acquisition-related expenses	28,065	—	28,065	—
Total operating expenses	406,749	411,460	1,640,444	1,509,914
Operating income	218,109	328,310	616,625	1,557,934
Other income (expense), net	(27,462)	(24,815)	(87,001)	(68,904)
Income before income taxes	190,647	303,495	529,624	1,489,030
Provision for income taxes	55,178	101,604	141,146	481,584
Net income	$135,469	$201,891	$388,478	$1,007,446
Net income per share:
Basic	$0.67	$0.93	$1.89	$4.52
Diluted	$0.65	$0.86	$1.82	$4.23
Shares used in computing net income per share:
Basic	200,845	217,264	205,443	222,714
Diluted	209,101	234,794	212,900	238,209

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)
(in thousands, except per share data, unaudited)

	Three months ended		Twelve months ended
	January 3, 2016	December 28, 2014	January 3, 2016	December 28, 2014
SUMMARY RECONCILIATION OF NET INCOME:

GAAP NET INCOME	$135,469	$201,891	$388,478	$1,007,446
Share-based compensation (a)	45,208	40,639	172,396	155,313
Amortization of acquisition-related intangible assets (b)	41,551	46,720	164,569	127,322
Inventory step-up expense (c)	—	2,931	—	7,834
Impairment of acquisition-related intangible assets (d)	—	—	61,000	—
Western Digital acquisition-related expenses (e)	28,985	—	28,985	—
Convertible debt interest (f)	25,207	22,152	92,648	85,734
Income tax adjustments (g)	(19,501)	(20,388)	(157,954)	(95,474)
NON-GAAP NET INCOME	$256,919	$293,945	$750,122	$1,288,175

GAAP COST OF REVENUE	$918,292	$995,484	$3,307,803	$3,559,853
Share-based compensation (a)	(4,743)	(4,601)	(19,306)	(14,719)
Amortization of acquisition-related intangible assets (b)	(28,820)	(33,039)	(111,220)	(100,899)
Inventory step-up expense (c)	—	(2,931)	—	(7,834)
NON-GAAP COST OF REVENUE	$884,729	$954,913	$3,177,277	$3,436,401

GAAP GROSS PROFIT	$624,858	$739,770	$2,257,069	$3,067,848
Share-based compensation (a)	4,743	4,601	19,306	14,719
Amortization of acquisition-related intangible assets (b)	28,820	33,039	111,220	100,899
Inventory step-up expense (c)	—	2,931	—	7,834
NON-GAAP GROSS PROFIT	$658,421	$780,341	$2,387,595	$3,191,300

GAAP RESEARCH AND DEVELOPMENT EXPENSES	$230,463	$226,142	$883,242	$852,310
Share-based compensation (a)	(23,674)	(20,198)	(87,626)	(74,842)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$206,789	$205,944	$795,616	$777,468

GAAP SALES AND MARKETING EXPENSES	$92,851	$111,526	$387,394	$383,288
Share-based compensation (a)	(9,416)	(8,953)	(37,600)	(36,214)
NON-GAAP SALES AND MARKETING EXPENSES	$83,435	$102,573	$349,794	$347,074

GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$40,549	$52,104	$174,142	$214,902
Share-based compensation (a)	(7,375)	(6,887)	(27,864)	(29,538)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$33,174	$45,217	$146,278	$185,364

GAAP TOTAL OPERATING EXPENSES	$406,749	$411,460	$1,640,444	$1,509,914
Share-based compensation (a)	(40,465)	(36,038)	(153,090)	(140,594)
Amortization of acquisition-related intangible assets (b)	(12,731)	(13,681)	(53,349)	(26,423)
Impairment of acquisition-related intangible assets (d)	—	—	(61,000)	—
Western Digital acquisition-related expenses (e)	(28,065)	—	(28,065)	—
NON-GAAP TOTAL OPERATING EXPENSES	$325,488	$361,741	$1,344,940	$1,342,897

GAAP OPERATING INCOME	$218,109	$328,310	$616,625	$1,557,934
Cost of revenue adjustments (a) (b) (c)	33,563	40,571	130,526	123,452
Operating expense adjustments (a) (b) (d) (e)	81,261	49,719	295,504	167,017
NON-GAAP OPERATING INCOME	$332,933	$418,600	$1,042,655	$1,848,403

GAAP OTHER INCOME (EXPENSE), NET	$(27,462)	$(24,815)	$(87,001)	$(68,904)
Western Digital acquisition-related expenses (e)	920	—	920	—
Convertible debt interest (f)	25,207	22,152	92,648	85,734
NON-GAAP OTHER INCOME (EXPENSE), NET	$(1,335)	$(2,663)	$6,567	$16,830

GAAP NET INCOME	$135,469	$201,891	$388,478	$1,007,446
Cost of revenue adjustments (a) (b) (c)	33,563	40,571	130,526	123,452
Operating expense adjustments (a) (b) (d) (e)	81,261	49,719	295,504	167,017
Other income (expense) adjustments (e) (f)	26,127	22,152	93,568	85,734
Income tax adjustments (g)	(19,501)	(20,388)	(157,954)	(95,474)
NON-GAAP NET INCOME	$256,919	$293,945	$750,122	$1,288,175

Diluted net income per share:
GAAP	$0.65	$0.86	$1.82	$4.23
Non-GAAP	$1.26	$1.30	$3.61	$5.60

Shares used in computing diluted net income per share:
GAAP	209,101	234,794	212,900	238,209
Non-GAAP (h)	203,228	225,482	207,653	230,194

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)
(in thousands, unaudited)

	Three months ended		Twelve months ended
	January 3, 2016	December 28, 2014	January 3, 2016	December 28, 2014
SUMMARY RECONCILIATION OF DILUTED SHARES:

GAAP	209,101	234,794	212,900	238,209
Adjustments for share-based compensation	(10)	260	53	246
Offsetting shares from call options	(5,863)	(9,572)	(5,300)	(8,261)
Non-GAAP (h)	203,228	225,482	207,653	230,194

(1)
To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use non-GAAP measures of operating results, net income and net income per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because they are consistent with the financial models and estimates published by many analysts who follow us. For example, because the non-GAAP results exclude the expenses we recorded for share-based compensation, amortization of acquisition-related intangible assets related to acquisitions of Pliant Technology, Inc. in May 2011, FlashSoft Corporation in February 2012, Schooner Information Technology, Inc. in June 2012, SMART Storage Systems in August 2013 and Fusion-io, Inc. in July 2014, inventory step-up expense, impairment of acquisition-related in-process research and development intangible assets, Western Digital Corporation acquisition-related expenses, gains and losses related to the shortened duration or liquidation prior to their effective maturity of marketable securities due to the pending acquisition of SanDisk by Western Digital, non-cash economic interest expense associated with the convertible senior notes, non-cash change in fair value of the liability component of the convertible senior notes due to the conversion of a portion of the 1.5% Convertible Senior Notes due 2017 and related tax adjustments, we believe the inclusion of non-GAAP financial measures provides consistency in our financial reporting. In addition, our non-GAAP diluted shares are adjusted for the impact of expensing share-based compensation and include the impact of the call options which, when exercised, will offset the issuance of dilutive shares from the convertible senior notes, while our GAAP diluted shares exclude the anti-dilutive impact of these call options. These non-GAAP results are some of the primary indicators management uses for assessing our performance, allocating resources, and planning and forecasting future periods. Further, management uses non-GAAP information that excludes certain charges, such as share-based compensation, amortization of acquisition-related intangible assets, inventory step-up expense, impairment of acquisition-related in-process research and development intangible assets, Western Digital acquisition-related expenses, gains and losses related to the shortened duration or liquidation prior to their effective maturity of marketable securities due to the pending acquisition of SanDisk by Western Digital, non-cash economic interest expense associated with the convertible senior notes, non-cash change in fair value of the liability component of the convertible senior notes due to the conversion of a portion of the 1.5% Convertible Senior Notes due 2017 and related tax adjustments, as these non-GAAP charges do not reflect the cash operating results of the business or the ongoing results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies.

(a)	Share-based compensation expense.

(b)
Amortization of acquisition-related intangible assets, primarily developed technology, customer relationships, and trademarks and trade names related to the acquisitions of Pliant Technology, Inc., FlashSoft Corporation, Schooner Information Technology, Inc., SMART Storage Systems and Fusion-io, Inc.

(c)	Inventory step-up expense related to the acquisition of Fusion-io, Inc.

(d)	Impairment of acquisition-related in-process research and development intangible assets related to the acquisition of Fusion-io, Inc.

(e)
Incremental expense related to the pending acquisition of SanDisk by Western Digital, primarily for transaction, legal, employee-related and other costs, and gains and losses related to the shortened duration and expected liquidation prior to their effective maturity date of marketable securities.

(f)
Incremental interest expense related to the non-cash economic interest expense associated with the convertible senior notes and the non-cash change in fair value of the liability component of the convertible senior notes due to the conversion of a portion of the 1.5% Convertible Senior Notes due 2017.

(g)
Income taxes associated with certain non-GAAP to GAAP adjustments and the effects of one-time income tax adjustments recorded in a specific quarter for GAAP purposes are reflected on a forecast basis in the non-GAAP tax rate but not in the forecasted GAAP tax rate, and there are no differences for the effects of one-time income tax adjustments on an annual basis for both the non-GAAP and GAAP tax rate.

(h)	Non-GAAP diluted shares are adjusted for the impact of expensing share-based compensation and include the impact of offsetting shares from the call options related to the convertible senior notes.

SanDisk Corporation
Preliminary Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	January 3, 2016	December 28, 2014
ASSETS
Current assets:
Cash and cash equivalents	$1,478,948	$809,003
Short-term marketable securities	2,527,245	1,455,509
Accounts receivable, net	618,191	842,476
Inventory	809,395	698,011
Deferred taxes (1)	—	180,134
Other current assets (2)	226,007	210,065
Total current assets	5,659,786	4,195,198
Long-term marketable securities	117,142	2,758,475
Property and equipment, net	817,130	724,357
Notes receivable and investments in Flash Ventures	1,009,989	962,817
Deferred taxes (1)	325,033	161,827
Goodwill	831,328	831,328
Intangible assets, net	296,726	542,351
Other non-current assets (2)	173,627	97,472
Total assets	$9,230,761	$10,273,825

LIABILITIES, CONVERTIBLE SHORT-TERM DEBT CONVERSION OBLIGATION AND EQUITY
Current liabilities:
Accounts payable trade	$323,280	$404,237
Accounts payable to related parties	177,510	136,051
Convertible short-term debt (2) (3)	913,178	864,718
Other current accrued liabilities (1)	353,940	506,293
Deferred income on shipments to distributors and retailers and deferred revenue	235,572	274,657
Total current liabilities	2,003,480	2,185,956
Convertible long-term debt (2)	1,237,776	1,188,491
Non-current liabilities (1)	170,093	245,554
Total liabilities	3,411,349	3,620,001

Convertible short-term debt conversion obligation (3)	80,488	127,143

Stockholders' equity:
Common stock	5,203,926	5,236,982
Retained earnings	733,937	1,499,149
Accumulated other comprehensive loss	(198,939)	(208,072)
Total stockholders' equity	5,738,924	6,528,059
Non-controlling interests	—	(1,378)
Total equity	5,738,924	6,526,681
Total liabilities, convertible short-term debt conversion obligation and equity	$9,230,761	$10,273,825

(1)
Reflects the prospective adoption of a new FASB accounting standard requiring the classification of all deferred tax assets and liabilities as non-current. Only the January 3, 2016 balances are required to be, and have been, adjusted.

(2)
Reflects the retrospective adoption of a new FASB accounting standard requiring the presentation of debt issuance costs as a direct deduction from the carrying amount of the related debt liability. The January 3, 2016 and December 28, 2014 balances have been adjusted.

(3)
The 1.5% Convertible Senior Notes due 2017 are convertible through March 31, 2016 as a result of the Company’s common stock price exceeding the trigger price for the specified period of time during the prior calendar quarter, as set forth in the indenture. Accordingly, the carrying value of the notes is reported as short-term debt as of January 3, 2016 and will remain so while the notes are convertible. The Convertible short-term debt conversion obligation represents the difference between the carrying value of the convertible debt and the principal amount due in cash upon conversion.

SanDisk Corporation
Preliminary Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three months ended		Twelve months ended
	January 3, 2016	December 28, 2014	January 3, 2016	December 28, 2014
Cash flows from operating activities:
Net income	$135,469	$201,891	$388,478	$1,007,446
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred taxes	26,209	(14,699)	(4,891)	(7,915)
Depreciation	68,979	66,620	280,170	254,271
Amortization	86,392	93,244	340,925	324,231
Provision for doubtful accounts	(504)	180	709	857
Share-based compensation expense	45,208	40,639	172,396	155,313
Excess tax benefit from share-based plans	(1,063)	(6,143)	(12,232)	(44,919)
Impairment and other	3,480	6,270	67,599	6,790
Other non-operating	(462)	293	(9,620)	636
Changes in operating assets and liabilities:
Accounts receivable, net	122,950	27,391	224,915	(118,606)
Inventory	(23,489)	83,886	(110,250)	136,442
Other assets	(60,618)	27,357	(70,636)	37,738
Accounts payable trade	(26,808)	(24,738)	(47,690)	37,380
Accounts payable to related parties	34,209	1,234	41,459	(10,913)
Other liabilities	24,027	(15,612)	(214,652)	(80,303)
Total adjustments	298,510	285,922	658,202	691,002
Net cash provided by operating activities	433,979	487,813	1,046,680	1,698,448
Cash flows from investing activities:
Purchases of short and long-term marketable securities	(1,194,583)	(730,244)	(3,073,012)	(4,106,494)
Proceeds from sales of short and long-term marketable securities	1,547,835	493,294	4,105,992	4,114,712
Proceeds from maturities of short and long-term marketable securities	150,317	208,992	456,653	772,882
Acquisition of property and equipment, net	(131,385)	(67,145)	(413,828)	(232,786)
Investment in Flash Ventures	—	—	—	(24,296)
Notes receivable issuances to Flash Ventures	(95,008)	(49,789)	(323,382)	(181,481)
Notes receivable proceeds from Flash Ventures	68,110	104,654	285,070	231,409
Purchased technology and other assets	(3,232)	(20,248)	(8,959)	(24,837)
Acquisitions, net of cash acquired	—	—	—	(1,063,798)
Other	—	—	(866)	—
Net cash provided by (used in) investing activities	342,054	(60,486)	1,027,668	(514,689)
Cash flows from financing activities:
Repayment of debt financing	—	(3,212)	(73)	(3,212)
Proceeds from employee stock programs	7,355	22,442	68,514	181,486
Excess tax benefit from share-based plans	1,063	6,143	12,232	44,919
Dividends paid	(212)	(65,122)	(188,911)	(234,565)
Repurchase of common stock	—	(500,551)	(1,250,263)	(1,300,212)
Taxes paid related to net share settlement of equity awards	(2,520)	(2,855)	(44,695)	(41,264)
Net cash provided by (used in) financing activities	5,686	(543,155)	(1,403,196)	(1,352,848)
Effect of changes in foreign currency exchange rates on cash	(844)	(6,004)	(1,207)	(8,154)
Net increase (decrease) in cash and cash equivalents	780,875	(121,832)	669,945	(177,243)
Cash and cash equivalents at beginning of period	698,073	930,835	809,003	986,246
Cash and cash equivalents at end of period	$1,478,948	$809,003	$1,478,948	$809,003

SanDisk Corporation
Preliminary Quarterly Metrics
(unaudited)

Revenue Mix by Category (1)

% of revenue
Percentages may not add to 100% due to rounding

	Q1'14	Q2'14	Q3'14	Q4'14	Q1'15	Q2'15	Q3'15	Q4'15	FY'14	FY'15
Removable (2)	40%	40%	38%	33%	38%	44%	37%	41%	38%	40%
Embedded (3)	20%	19%	24%	26%	25%	20%	27%	22%	23%	24%
Enterprise Solutions (4)	6%	8%	10%	15%	14%	14%	11%	13%	10%	13%
Client SSD Solutions (5)	22%	21%	17%	16%	13%	10%	10%	12%	19%	11%
Other (6)	11%	12%	11%	10%	10%	11%	15%	12%	11%	12%
Total Revenue	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

(1)	Revenue is estimated based on analysis of the information the company collects in its sales reporting processes.

(2)	Removable includes products such as cards, USB flash drives and audio/video players.

(3)	Embedded includes products that attach to a host system board.

(4)	Enterprise Solutions includes SSDs, system solutions and software used in data center applications.

(5)	Client SSD Solutions includes SSDs used in client devices and associated software.

(6)	Other includes wafers, components, accessories, and license and royalties.

Revenue Mix by Channel (1)

% of revenue

	Q1'14	Q2'14	Q3'14	Q4'14	Q1'15	Q2'15	Q3'15	Q4'15	FY'14	FY'15
Commercial (2)	65%	67%	68%	69%	65%	61%	67%	61%	67%	64%
Retail	35%	33%	32%	31%	35%	39%	33%	39%	33%	36%
Total Revenue	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

(1)	Revenue is estimated based on analysis of the information the company collects in its sales reporting processes.

(2)	Commercial includes revenue from OEMs, system integrators, value-added resellers, direct sales, and license and royalties.

SanDisk Corporation
Preliminary Quarterly and Annual Metrics
(unaudited)

	Q1'14	Q2'14	Q3'14	Q4'14	Q1'15	Q2'15	Q3'15	Q4'15	FY'14	FY'15
Q/Q Change in Gigabytes Sold	-10%	+31%	+9%	+4%	-15%	-1%	+49%	+23%
Y/Y Change in Gigabytes Sold	+20%	+51%	+43%	+32%	+24%	-6%	+30%	+53%	+36%	+26%
Q/Q Change in ASP/Gigabyte	-3%	-16%	-3%	-4%	-10%	-6%	-22%	-10%
Y/Y Change in ASP/Gigabyte	-7%	-26%	-26%	-24%	-29%	-21%	-37%	-41%	-22%	-34%
Q/Q Change in Cost/Gigabyte (1)	-3%	-12%	-3%	+3%	-6%	-4%	-24%	-12%
Y/Y Change in Cost/Gigabyte (1)	-23%	-28%	-23%	-15%	-17%	-10%	-29%	-40%	-22%	-27%

Average Gigabyte/Unit Capacity	13.9	14.1	16.5	22.3	20.8	19.2	23.5	23.9	16.4	22.2

As of end of period:
Factory Headcount (2)(3)	1,366	2,874	3,276	3,284	3,149	3,149	3,322	3,456	3,284	3,456
Non-Factory Headcount (4)	4,490	4,664	5,461	5,412	5,490	5,371	5,292	5,334	5,412	5,334
Total Headcount	5,856	7,538	8,737	8,696	8,639	8,520	8,614	8,790	8,696	8,790

(1)	Cost per gigabyte and cost reduction are non-GAAP and are computed from non-GAAP cost of revenue.

(2)	Reflects SanDisk China and Malaysia factory employees, excluding temporary and contract workers.

(3)	During 2014, 1,505 employees were converted from contractor to employee status in SanDisk’s assembly and test facility in China.

(4)	Reflects SanDisk non-factory employees, excluding temporary and contract workers.